Exhibit 99.1

United Online Announces Post Spin Off Leadership Structure

Chairman, President and CEO Mark R. Goldston to Depart Post Spin Off of FTD Companies

Francis Lobo Named President and CEO of United Online

Robert S. Apatoff Named President and CEO of FTD Companies

WOODLAND HILLS, Calif.—(BUSINESS WIRE)—October 3, 2013— United Online, Inc. (NASDAQ:  UNTD) announced today the leadership structure of United Online, Inc. (“United Online”) and FTD Companies, Inc. (“FTD Companies”) following completion of the spin off of FTD Companies on November 1, 2013.

Francis Lobo will become the President and Chief Executive Officer of United Online and a member of its Board of Directors on November 5, 2013.  Mr. Lobo has served in various executive roles at AOL over the past nine years, and most recently was the President of AOL Services, which included the management of multiple AOL properties including AOL.com, AOL Mail, AOL Search, AIM and MapQuest.  Mr. Lobo was a member of the Global Operating Committee.  Prior to joining AOL, Mr. Lobo founded VishwaGram Info Marketing Services Pvt. Ltd., a vendor of telecom products and services in India. Previous to VishwaGram, he worked as a Senior Consultant at Frank Lynn & Associates, a business-to-business market strategy consulting firm in Chicago.  Mr. Lobo received his Bachelors of Commerce from St. Joseph’s College at Bangalore University in India and his MBA from Loyola University in Chicago.

“We are thrilled that Francis Lobo has decided to join United Online after the spin off as its new President and CEO.  He is a proven executive with strong marketing, product development and managerial skills, and his global background with AOL for the past nine years will be very relevant to the businesses he will be overseeing at United Online.  We believe Mr. Lobo will be a superb addition to the deep, outstanding management team at United Online and we wish him great success as he applies his vision to help steer United Online into the future,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online.

As previously disclosed, Mr. Goldston will be leaving the company upon completion of the spin off of FTD Companies.  “The past 15 years I have spent at United Online and its predecessor company, NetZero, have been truly remarkable.  From our earliest days when I was the first Chairman and CEO of NetZero, we have acquired and built businesses in Internet access, social networking, loyalty marketing, and the floral and gift industries, including our 2008 acquisition of FTD,” said Goldston.  “One of the hallmark attributes of United Online has been the world-class team of people that work here and have helped to build this amazing company.  I will always be grateful to them and to our Board of Directors for their dedication, tireless work ethic, and innovative thinking, all of which have helped the company become so successful.”

“Mark Goldston has been one of the true pioneers of the Internet since joining NetZero as its first Chairman and CEO in 1999.  He has led United Online through numerous transformations as the market has changed over the years and has run the company with the highest level of integrity, innovation and professionalism.  We will miss Mark and we wish him all the best as he pursues the next period of his illustrious career.  We are excited to have Francis Lobo join United Online.  We believe that he is the right person to continue to provide strong leadership to the company,” said Robert H. Berglass, Lead Independent Director of United Online.

After completion of the spin off, United Online will appoint Howard G. Phanstiel as United Online’s non-executive Chairman of the Board of Directors.  Mr. Phanstiel has been a director of United Online since October 2008, and serves as the Chairman of the Audit Committee.  He was a member of the Board of Directors of Classmates Media Corporation, a wholly-owned subsidiary of United Online, from 2007 to 2010.  He also has been a managing member of Phanstiel Enterprises LLC, a private consulting firm, since 2007.  Previously, Mr. Phanstiel held a number of senior executive positions in the healthcare industry as Executive Vice President of UnitedHealth Group and as the former Chairman and Chief Executive Officer of PacificCare Health Systems.

As previously disclosed, the management of FTD Companies following the spin off on November 1, 2013 will be led by Robert S. Apatoff as the President and Chief Executive Officer of FTD Companies (NASDAQ:  FTD).  Mr. Apatoff is the current President of FTD Companies and responsible for the operations of the FTD and Interflora businesses in North America, the United Kingdom and Northern Ireland.  He joined FTD as its President in November 2008 after United Online acquired the company and previously served as a member of the Board of Directors of FTD Group, Inc. from 2004 to 2008.  Mr. Apatoff has a long, successful career in marketing and executive management at companies including Rand McNally, Allstate, Aetna/US Healthcare, L.A. Gear, Reebok and Anheuser-Busch.

“Since joining FTD as its President in 2008, Rob and I have worked closely together to transform that business into the highly successful company it is today.  I have great confidence in Rob’s ability to lead FTD Companies into the future as its President and CEO and I look forward to watching the company grow under his leadership,” said Goldston.

After completion of the spin off, FTD Companies will appoint Robert H. Berglass as its non-executive Chairman of the Board of Directors.  Mr. Berglass has been a director of United Online since 2001 and was a director of the predecessor company, NetZero, Inc., from 2000 to 2001 until the merger with Juno Online Services, Inc. created United Online.  He is currently the Lead Independent Director at United Online and will continue to be a member of United Online’s Board of Directors post spin off.  From 2002 until August 2013, Mr. Berglass was the Chairman of DAVEXLABS, LLC, an independent haircare company.  Prior to that, he was the Chairman, Chief Executive Officer and President of Schwartzkopf & DEP, Inc. from 1998 to 2001 and previously was the Chairman, Chief Executive Officer and President of DEP Corporation from 1969 to 1998.

“The appointment of Howie Phanstiel and Bob Berglass to the non-executive Chairman positions of United Online and FTD Companies, respectively, will provide outstanding oversight, guidance and continuity to the Board of Directors of each company.  In addition, I believe that Francis Lobo and Rob Apatoff will do an outstanding job of running the companies after the spin off occurs and they will drive the respective companies to new heights in the future,” said Goldston.

About United Online®

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where their respective brands have attracted a large online audience that includes more than 100 million registered accounts worldwide. United Online’s FTD segment provides floral-related products and services (FTD, Interflora, Flying Flowers, and Flowers Direct) for consumers and retail florists, as well as other retail locations offering floral and related products and services. United Online’s Content & Media segment provides online nostalgia products and services (Classmates and StayFriends) and online loyalty marketing (MyPoints). Its primary Communications segment service is Internet access (NetZero and Juno), including 4G mobile broadband (NetZero Wireless).

United Online, NetZero, Juno, FTD, Interflora, Classmates, StayFriends and MyPoints are trademarks or registered trademarks of United Online, Inc. or its subsidiaries.   All other company or product names are trademarks of their respective owners.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities laws.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions.  We can give no assurance that any future results or events discussed in these statements will be achieved.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release.  Such forward-looking statements include, but are not limited to statements about the separation of United Online into two independent, publicly-traded companies; the terms, timing and effect of the separation on United Online, its stockholders, customers and employees; and the future management and corporate governance structure of United Online and FTD.  Many of these risks and uncertainties are based on factors that cannot be controlled by United Online and include, but are not limited to (1) market conditions in general and those applicable to the separation of United Online into two independent, publicly-traded companies; (2) factors affecting the expected timeline for completing the separation; (3) the effect the separation may have on United Online’s stock price; (4) the risk that the anticipated benefits from the separation may not be fully realized or may take longer to realize than expected; (5) tax and regulatory matters; and (6) changes in economic, competitive, strategic, technological, regulatory or other factors that affect the operation of United Online’s businesses.  A detailed description of other risks and uncertainties affecting United Online is contained in Item 1A of United Online’s 2012 Annual Report on Form 10-K filed with the SEC on March 4, 2013, in Item 1A of FTD’s Registration Statement on Form 10, as amended, initially filed with the SEC on April 30, 2013, in Item 1A of United Online’s Quarterly Reports on Form 10-Q, and in its other filings with the SEC.  These filings are available for free on the SEC’s website at www.sec.gov, and United Online’s filings are also available for free on the company’s website at www.unitedonline.com.  United Online undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Source: United Online, Inc.

United Online, Inc.

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David Bigelow, 818-287-3560

dbigelow@corp.untd.com

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